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                                                                    EXHIBIT 23.1

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 333-3240 and 333-29491, and Form S-3, No. 333-87891) and related Prospectuses of Konover Property Trust, Inc. of our report dated February 22, 2002, with respect to the consolidated financial statements and schedule of Konover Property Trust, Inc. included in the Annual Report of Form 10-K for the year ended December 31, 2001.


/s/ Arthur Andersen LLP

Raleigh, North Carolina,
March 29, 2002.